MGA CONCEPT

Non-Disclosure Agreement

Entered into in the city of Montreal, Province of Quebec, as of the 1st day of April, 2000.

Between:

MGA Concept, a body politic and corporate, duly incorporated to law under the name "Production Isotopes Gama Inc", having its head office and principal place of business at 800 René-Levesque blvd. West, in the City of Montreal, Province of Quebec, H3B 1X9, represented by Marc Gagnon, duly authorized as he so declares,

("MGA")

And:

Metratech Retail Systems Inc., a body politic and corporate, duly incorporated to law, having its head office and principal place of business at 3456 Melrose Ave, in the City of Montreal, Province of Quebec, H4A 2S1, represented by George Metrakos, duly authorized as he so declares,

(the "**Company**")

(hereinafter jointly referred to as the "**Parties**")

WHEREAS MGA and the Company wish to explore the possibility of establishing business relations related to sales forecasting (the "Business");

WHEREAS MGA and the Company will, in the process of evaluating or implementing the Business, have to disclose information to each other which may be a trade secret of the disclosing party or otherwise confidential in nature;

WHEREAS the Parties desire to define their rights and obligations in regard to information to be exchanged between them;

THEREFORE FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is mutually acknowledged, the Parties agree that the following

terms and conditions shall govern the disclosure and safeguard of certain information which the Parties are prepared to disclose to each other:

1. For the purpose of this agreement, "Information" shall mean all information and data in tangible and intangible forms relating in any way to the Business, a party's products, designs, business plans, business opportunities, finances, research, development, know-ho, or personnel, including information learned by one party from the other party's property, and third-party confidential information, the terms and conditions of this Non-Disclosure Agreement, and the existence of the discussions between the parties.
2. The information is and shall remain the property of the disclosing party and the ownership of, and all right, title and interest therein, shall at all times remain exclusively vested in the disclosing party.
3. Each of the Parties undertakes to the other:
   a. That, unless it has received the prior written consent of the other party, it will hold all of the Information received by it in strict confidence and, without derogating from the generality of the foregoing, will not disclose or release in any manner such Information to any third party (other than its advisors or consultants as set out in paragraph 3.a.) nor use such information for any purpose other than as expressly permitted;
   b. To use its best efforts and reasonable care, and in no event not less than the same degree of care that it uses to protect its own confidential information, to maintain the secrecy of all the information received by it; and
   c. That any of the Information received by it shall only be disclosed to those of its employees, advisors or consultants who need to know such Information for the said purpose, and warrant that such employees, advisors or consultants are obligated to and will maintain such Information in confidence according to the terms hereof.
4. The undertakings of paragraph 3 hereof shall not apply to any of the Information which:
   a. At the time of disclosure is in the public domain;
   b. After disclosure is published or otherwise becomes part of the public domain through no fault of the party receiving the information (but only after it is published or becomes part of the public domain);
   c. A party can reasonably demonstrate through documentary evidence was in its possession at the time of disclosure hereunder and was not acquired by it under an obligation of confidence;
   d. A party can reasonably demonstrate through documentary evidence was received by it after the time of disclosure hereunder from a third party who did not required the party to hold it in confidence and who did not aquire it directly or indirectly from the disclosing party or any associated or related corporation; or

MGA CONCEPT

   e. Is disclosed by a party pursuant to requirements of law or following an order from a Court or Tribunal of competent jurisdiction.

5. The disclosure of the Information hereunder does not grant, and shall not be construed as granting, to the other party, a license of any rights including, without limitation, any rights related to any trade secret, trade-mark, trade-mark application, copyright, copyright application or any other intellectual property, in any country, relating to any of the Information.
6. The receiving party shall, upon request from the disclosing party, immediately return all information and copies as directed by the disclosing party and certify their return or destruction, even though the receiving party may not have completed the purpose for which the Information shall have been disclosed or delivered.
7. Any termination of the undertakings and covenants of a party hereto, be it actual, implied, constructive or otherwise, shall not affect the other party's non-disclosure obligations and such obligations shall survive any termination of this agreement.
8. The Parties acknowledge that the disclosure or release of the Information by the receiving party may cause irreparable harm to the disclosing party, which harm it may not be possible to compensate through the award of monetary damages. In such a case, it is agreed by the Parties that the disclosing party shall be entitled to obtain injunctive relief against the receiving party to prevent further disclosure or release of the Information, without the necessity of proving its damages. Such relief shall be in addition to any other remedy available to the disclosing party at law or in equity.
9. Each of the Parties agrees to notify the other one in writing immediately upon learning of any unauthorized release, use or disclosure of Information or any other breach under this agreement.
10. This agreement shall be deemed effective as of the date hereinabove first mentioned.
11. All notices or reports permitted or required under this agreement shall be in writing and shall be by personal delivery, telegram, telex, telecopier, facsimile or electronic transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon receipt if sent by electronic transmission such as telecopier or electronic mail. Notices shall be sent to the addresses set forth above or such addresses as either party may specify pursuant to this Section 11.
12. This agreement shall be governed under the laws of the Province of Quebec, without regard to conflicts of law provisions thereof, and by the applicable federal laws of Canada.
13. The parties hereto confirm that it is their wish that this agreement and all other documents relating thereto, including notices, have been and shall be drawn up in English only. Les parties aux présentes confirment leur volonté que la présente convention, ainsi que tous les documents, y compris tout avis s'y rattachant, soient rédigés en anglais seulement.

MGA CONCEPT

Signed at the place and on or as of the date hereinabove mentioned.

MGA

MGA Concept/Productions Isotopes Gama Inc.

By:________________________
Marc Gagnon

Its: President

Company

Metratech Retail Systems Inc.

By:________________________
George Metrakos

Its: President

MGA CONCEPT

Amendment to Non Disclosure Agreement

Between **MGA Concept** and **Metratech Retail Systems Inc.**

Entered into in the city of Montreal, Province of Quebec, as of the 1st day of April, 2000.

It is agreed that ownership of the rights of ManageThePipe software code belongs to Metratech Retail Systems Inc. upon payment of MGA Concept invoices.

Signed at the place and on or as of the date hereinabove mentioned.

MGA

MGA Concept/Productions Isotopes Gama Inc.

By:____________________
Marc Gagnon

Its: President

Company

Metratech Retail Systems Inc.

By:____________________
George Metrakos

Its: President